UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 12, 2007

Advanced Biotherapy, Inc.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-26323 (Commission File Number)	51-0402415 (IRS Employer Identification No.)

141 West Jackson Boulevard, Suite 2182
Chicago, Illinois (Address of principal executive offices)	60604 (Zip Code)

Registrant’s telephone number, including area code  (312) 427-1912

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On December 14, 2006, Advanced Biotherapy, Inc. (the “Company”) reported in its Form 8-K that the financial statements contained in the Company’s Form 10-KSB for the year ended December 31, 2005, and the Forms 10-QSB for the quarters ended March 30, 2006, June 30, 2006, and September 30, 2006, respectively, should not be relied upon.

The Company has restated its financial statements for the years ended December 31, 2004 and December 31, 2005, respectively, and for the three calendar quarters in 2006. The errors in the Company’s audited financial statements for the year ended December 31, 2005, were brought to the Company’s attention by the Securities and Exchange Commission, and the accounting procedures involved have since been corrected.

The Company has filed an amended Form 10-KSB for the year ended December 31, 2005, and amended Forms 10-QSB (including its Form 10-QSB/A filed August 23, 2006) for the three calendar quarters in 2006. The restatements reflect an additional interest expense of $49,749 that resulted in an increase of $49,749 in our net loss for the year ended December 31, 2004, resulting in a total net loss of $2,490,444 for that fiscal year. This increase in our net loss for 2004 is reflected in the correction to the amount of our accumulated deficit for the years ended December 31, 2004 and December 31, 2005, respectively, and for each of our three calendar quarters in 2006.

As previously reported, the additional expense in 2004 resulted from the Company’s reduction in 2004 of the conversion price from $0.25 to $0.24 per share with respect to its outstanding 2000 and 2002 convertible notes that were converted prior to their maturity date of September 30, 2004.

In all of the restated financial statements, the Company reclassified the amount described as “Vesting of Options and Warrants (Non-Cash)” as “Consulting Research and Development (Non-Cash)” in its Statements of Operations. In the restated financial statements for year ended December 31, 2005, the Company also revised Note 5 - Patents and Patents Pending - to reclassify the costs and carrying value separately for the Company’s existing patents and patents pending, and revised Note 7 - Concentrations, Bank Accounts and Investments - to reclassify its auction rate securities for 2004 between cash and investments, and to report the purchase/sale of them as a financing activity in the Statements of Cash Flow. None of the foregoing reclassifications resulted in any additional expense to the Company.

The Audit Committee and the authorized officers of the Company have discussed with the Company’s independent certified public accountants the matters disclosed in this Form 8-K and in the amended Form 10-KSB and Forms 10-QSB.

Forward-Looking Statements

Statements made in this report, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," “could” "expect," "project," "intend," "plan," "believe,” “seek,” “should,” “may,” “assume,” “continue,” variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. Future operating results and the Company’s stock price may be affected by a number of factors, including, without limitation: (i) opportunities for acquisition of a revenue generating business; (ii) opportunities for licensing agreements with pharmaceutical companies relating to the Company’s patents; (iii) opportunities for joint ventures and corporate partnering; (iv) regulatory approvals of preclinical and clinical trials; (v) the results of preclinical and clinical trials, if any; (vi) health care guidelines and policies relating to prospective Company products; (vii) intellectual property matters (patents); and (viii) competition. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Designation	Description of Exhibit

99.1	Press Release dated January 12, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC. (Registrant)

Date: January 12, 2007	By:	s/s Christopher W. Capps
Christopher W. Capps, President
and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated January 12, 2007